EXHIBIT 23.1


                 [Letterhead of Baxter Fentriss and Company]




                          CONSENT OF FINANCIAL ADVISORS


We consent to the inclusion of our Fairness Opinion issued to Horizon Bancorp, Inc. in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "Experts."



Baxter Fentriss and Company

/s/ Baxter Fentriss and Company
Richmond, Virginia
September 24, 1998